SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      May 15, 1998
(Date of earliest event reported)  (April 10, 1998)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                     0-13627       04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          360 Second Ave., Waltham, Massachusetts         02154
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.
The summary information contained herein is qualified in its entirety by reference to the texts of the relevant documents referred to herein and attached as exhibits hereto.

A.  Spectrum Equity Investors II, L.P. Private Placement

On April 10, 1998, the Registrant issued for investment to Spectrum Equity Investors II, L.P. ("Spectrum") and certain other private investors (together with Spectrum, the "Investors") an aggregate of 666,666 shares of Series A Convertible Preferred Stock (the "Preferred Shares") for $12 million, pursuant to the terms and conditions of a Securities Purchase Agreement of even date among the Registrant and the Investors (the "Spectrum Private Placement"). The Registrant also issued for investment to the Investors five-year warrants to purchase an aggregate of 133,333 shares of its Common Stock at an exercise price of $9.00 per share. Spectrum purchased 98.63% of the Preferred Shares and warrants in the private placement.

The Registrant intends to use the proceeds of the private placement for working capital.

The Registrant entered into a registration rights agreement with the Investors with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares and upon exercise of the warrants ("Registrable Securities") providing for "piggyback" registration rights and demand registration rights as follows. At any time after October 9, 1998, upon demand of a majority of the holders of the Registrable Securities on a fully diluted basis after giving effect to the conversion of all of the Preferred Shares and the exercise of all warrants, the Registrant has agreed to file a Registration Statement covering the Registrable Securities on no more than three occasions; provided, however that the Registrant shall be permitted to delay the filing for the 180 day period immediately following the commencement of the Registrant's public offering of equity securities. In addition, in the event of a mandatory conversion of the Preferred Shares (see "Certificate of Designation" discussed below), the Company has agreed to file a Registration Statement covering the Registrable Securities. The Registrant has agreed to pay all expenses of filing the registration statement, except that the holders of the Registrable Securities shall bear the costs of their own legal counsel and any underwriting commissions applicable to the securities sold by them.

Robert J. Fabbricatore, Chairman and Chief Executive Officer of the Registrant, individually and as trustee and general partner of certain affiliated entities, which together held 27.23% of the Registrant's outstanding shares of Common Stock as of such date, entered into a Voting Agreement with Spectrum under the terms of which Mr. Fabbricatore individually and on behalf of his affiliated entities agreed to vote their shares in favor of the election to the Registrant's Board of Directors of up to two persons designated by a majority of the Preferred Shareholders.

Kevin J. Maroni and William P. Collatos, general partners of Spectrum and designees of the Preferred Shareholders, were elected Class III directors of the Registrant effective April 10, 1998. Spectrum is an unaffiliated private equity fund with offices in Boston and Palo Alto which manages $360 million in private capital for investments in growing telecommunications companies.

B.  Restatement of the Bylaws

On March 24, 1998, the Board of Directors of the Registrant approved Amended and Restated Bylaws and increased the number of Board members from five to eight effective April 10, 1998. The Amended and Restated Bylaws provide that the Board of Directors is classified into three classes, so that each director (after a transitional period) serves for three years, with one class of directors being elected each year. The Board of Directors is currently comprised of two Class I Directors (Henry Hermann and Ralph Sillari), two Class II Directors (J. Richard Murphy and Richard Santagati) and three Class III Directors (Robert J. Fabbricatore, Kevin J. Maroni and William P. Collatos). The terms of the Class I, Class II and Class III Directors expire upon the election and qualification of successor directors at annual meetings of stockholders held following the end of fiscal years 1998, 1999 and 2000, respectively.

Prior to joining Spectrum as a General Partner in 1994, Mr. Maroni served as Manager, Finance and Development at Time Warner Telecommunications, where he was involved in corporate development projects. From 1990 to 1992, Mr. Maroni served as a consultant in the private equity group of Harvard Management Company. Mr. Maroni is currently a director of Pathnet, Inc., Formus Communications, Inc., WNP Communications, Inc. and American Cellular Corp.

Prior to co-founding Spectrum as a General Partner in 1993, Mr. Collatos was a founding General Partner of Media/Communications Partners and a General Partner of TA Associates. Mr. Collatos currently serves as a director of Galaxy Telecom, Inc., TSR Paging Inc., Golden Sky Systems Inc., and Internet Network Services Holdings Ltd.

C. Certificate of Designation for Preferred Shares

On April 10, 1998, the Registrant filed a Certificate of Designation with the Secretary of the Commonwealth of Massachusetts setting forth the designations, preferences and relative and other special rights, qualifications, limitations and restrictions of the 666,666 Preferred Shares issued in connection with the Spectrum Private Placement. Each Preferred Share accrues a dividend in an amount equal to 9% per annum of the $18.00 purchase price for each Preferred Share compounding semiannually in arrears from the date of issuance and prorated on a daily basis payable upon liquidation or conversion of the Preferred Shares. Upon liquidation, dissolution or winding up of the Registrant, the Preferred Shares rank senior to any other junior class of the Registrant's capital stock. The Preferred Shares are convertible at any time at the holder's election into shares of the Registrant's Common Stock. In addition, the Preferred Shares will automatically be converted into shares of the Registrant's Common Stock (i) if the market price of the Common Stock reaches certain levels or (ii) at such time as at least 500,000 Preferred Shares have been converted. The Preferred Shareholders are entitled to vote such number of Preferred Shares which they hold equal to the lesser of (i) the whole number of shares into which such Preferred Shares are convertible and the number of shares issuable upon exercise of the warrants held by them and (ii) the number of Preferred Shares held by them multiplied by 2.476. Except as otherwise provided by law, the Preferred Shareholders vote with the holders of the Common Stock as a single class.

Item 7c. Exhibits.

Exhibit 3.1	Articles of Incorporation including the
Certificate of Designation for the
Series A Convertible Preferred Stock.

Exhibit 3.2	Amended and Restated Bylaws.

Exhibit 10.1	Securities Purchase Agreement dated
April 10, 1998

Exhibit 10.2	Registration Rights Agreement dated
April 10, 1998

Exhibit 10.3	Form of Warrant dated April 10, 1998.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)

                                  By: /s/ John D. Pittenger
                                          John D. Pittenger
                                   Executive Vice President
May 15, 1998